UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2012
Date of Report (Date of earliest event reported)

Bionovo, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33498	20-5526892
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)	Identification No.)

5858 Horton Street, Suite 400, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 601-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

Entry of Order Approving Stipulation for Settlement of Claim

On February 16, 2012, the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida (the “Court”) entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter entitled Socius CG II, Ltd. (“Socius”) v. Bionovo, Inc. (the “Company”). The Order and the Stipulation for Settlement of Claim, dated February 15, 2012, between the Company and Socius (the “Stipulation”), provides for the full and final settlement of Socius's $250,000 claim against the Company in connection with a non-refundable commitment fee owed to Socius pursuant to the Securities Purchase Agreement, dated December 30, 2011, by and among the Company and Socius (the “Claim”).

Pursuant to the terms of the Order and the Stipulation, the Company issued and delivered to Socius 2,500,000 shares of the Company’s common stock (the “Settlement Shares”), subject to adjustment as set forth in the Stipulation. The total number of shares of the Company’s common stock to be issued to Socius in connection with the Order will be adjusted on the 21st trading day following the date on which the Settlement Shares are issued, as follows: (i) if the number of VWAP Shares (as defined below) exceeds the number of Settlement Shares initially issued, then the Company will issue to Socius or its designee additional shares of the Company’s common stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Socius will return to the Company for cancellation that number of shares of the Company’s common stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares.

The number of “VWAP Shares” is equal to (i) $250,000 plus Socius's reasonable legal fees, expenses, and costs (ii) divided by 70% of the volume weighted average price of the Company's common stock over the 20-day trading period immediately following the date on which the Settlement Shares were issued. In no event will the number of shares of the Company’s common stock issued to Socius in connection with the settlement of the Claim, aggregated with all shares of the Company’s common stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed 9.99% of the total number of shares of the Company's common stock then outstanding.

The description of the Order and Stipulation does not purport to be complete and is qualified in its entirety by reference to the Order and Stipulation, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number

10.1	Order Approving Stipulation for Settlement of Claim, dated February 16, 2012.

10.2	Stipulation for Settlement of Claim, dated February 15, 2012.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionovo, Inc.

Date: February 17, 2012	By:	/s/ Isaac Cohen
Isaac Cohen
Chairman and Chief Executive Officer

EXHIBIT INDEX

10.1	Order Approving Stipulation for Settlement of Claim, dated February 16, 2012.

10.2	Stipulation for Settlement of Claim, dated February 15, 2012.